Exhibit 99.1

Meridian Corporation Reports First Quarter 2026 Results and Announces a Quarterly Dividend of $0.14 per Common Share.
MALVERN, PA., April 23, 2026 — Meridian Corporation (Nasdaq: MRBK) today reported:

	Three Months Ended
(Dollars in thousands, except per share data)(Unaudited)	March 31, 2026	December 31, 2025	March 31, 2025
Income:
Net income	$4,714	$7,186	$2,399
Diluted earnings per common share	0.39	0.61	0.21
Pre-provision net revenue (PPNR) (1)	10,081	12,584	8,357
(1) See Non-GAAP reconciliation in the Appendix

•Net income for the quarter ended March 31, 2026 was $4.7 million, or $0.39 per diluted share, down $2.5 million, or 34%, from prior quarter.

•Pre-provision net revenue1 for the quarter was $10.1 million, an improvement of $1.7 million, or 21%, from Q1'2025.

•Net interest margin improved to 3.82% for the first quarter of 2026 compared to the prior quarter, while the loan yield declined to 7.03%, and cost of funds declined to 3.04% over the same period.

•Return on average assets and return on average equity for the first quarter of 2026 were 0.74% and 9.44%, respectively.

•Total assets at March 31, 2026 were $2.6 billion, compared to $2.6 billion at December 31, 2025 and $2.5 billion at March 31, 2025.

•Commercial loans, excluding leases, increased $17.9 million, or 1% from prior quarter.

•On April 23, 2026, the Board of Directors declared a quarterly cash dividend of $0.14 per common share, payable May 11, 2026 to shareholders of record as of May 4, 2026.

Christopher J. Annas, Chairman and CEO commented:

“Meridian’s first quarter 2026 earnings totaled $4.7 million, nearly doubling from Q1'2025, resulting from continued improvement in the net interest margin to 3.82% for the first quarter 2026 from 3.46% in Q1'2025. The margin improvement is coming from deposit repricing and some repositioning in the deposit base. SBA loan sale income was down significantly after a management change, but we expect a rebound towards year end. Mortgage banking income (loss) was similar to Q1'2025 with seasonality, and if housing inventory continues to improve we’ll achieve increased originations this year. Pre‑provision net revenue increased nearly 20% year over year, underscoring the durability of our underlying operating performance.

Credit costs remained elevated during the quarter, driven largely by charge‑offs in our SBA and leasing portfolios that trace back to loans originated during the low‑rate environment of 2020 and 2021. We are actively working these credits through restructurings, liquidations, and recoveries, and more than half of our non‑performing SBA balances carry government guarantees. While the remediation process is neither fast nor linear, we have a focused approach to addressing these exposures.
Commercial loan growth was slower during the quarter, as our C&I group experienced some big payoffs, but we remain confident in achieving another year of double digit growth. Our capital position strengthened further, tangible book value increased, and our balance sheet remains well positioned to absorb credit normalization while continuing to invest in disciplined growth and return capital to shareholders.”

Exhibit 99.1
Select Condensed Financial Information

	As of or for the three months ended (Unaudited)
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
	(Dollars in thousands, except per share data)
Income:
Net income	$4,714	$7,186	$6,659	$5,592	$2,399
Basic earnings per common share	0.40	0.62	0.59	0.50	0.21
Diluted earnings per common share	0.39	0.61	0.58	0.49	0.21
Net interest income	23,202	23,627	23,116	21,159	19,776

Balance Sheet:
Total assets	$2,579,289	$2,561,995	$2,541,130	$2,510,938	$2,528,888
Loans, net of fees and costs	2,185,442	2,170,600	2,162,845	2,108,250	2,071,675
Total deposits	2,169,960	2,158,128	2,131,116	2,110,374	2,128,742
Non-interest bearing deposits	243,458	245,377	239,614	237,042	323,485
Stockholders' equity	202,933	199,716	188,029	178,020	173,568

Balance Sheet Average Balances:
Total assets	$2,574,298	$2,588,357	$2,534,565	$2,491,625	$2,420,571
Total interest earning assets	2,472,702	2,495,922	2,443,261	2,404,952	2,330,224
Loans, net of fees and costs	2,175,981	2,200,626	2,146,651	2,113,411	2,039,676
Total deposits	2,171,837	2,173,242	2,143,821	2,095,028	2,036,208
Non-interest bearing deposits	250,203	256,554	253,374	249,745	244,161
Stockholders' equity	202,607	192,799	183,242	176,945	174,734

Performance Ratios (Annualized):
Return on average assets	0.74%	1.10%	1.04%	0.90%	0.40%
Return on average equity	9.44%	14.79%	14.42%	12.68%	5.57%

Income Statement - First Quarter 2026 Compared to Fourth Quarter 2025
First quarter net income decreased $2.5 million, or 34.4%, to $4.7 million due largely to a decrease in non-interest income of $3.6 million, a decrease in net interest income of $425 thousand, and an increase of $712 thousand in the provision for credit losses, while non-interest expense decreased $1.5 million over the prior quarter. Income tax expense decreased $743 thousand over the prior quarter. Detailed explanations of the major categories of income and expense follow below.

Exhibit 99.1

Net Interest income
The rate/volume analysis table below analyzes dollar changes in the components of interest income and interest expense as they relate to the change in balances (volume) and the change in interest rates (rate) of tax-equivalent net interest income for the periods indicated and allocated by rate and volume. Changes in interest income and/or expense related to changes attributable to both volume and rate have been allocated proportionately based on the relationship of the absolute dollar amount of the change in each category.

	Three Months Ended
(dollars in thousands)	March 31, 2026	December 31, 2025	$ Change	% Change	Change due to rate	Change due to volume
Interest income:
Cash and cash equivalents	$398	$348	$50	14.4%	$(28)	$78
Investment securities - taxable	1,847	1,891	(44)	(2.3)%	(47)	3
Investment securities - tax exempt (1)	396	396	—	—%	—	—
Loans held for sale	338	500	(162)	(32.4)%	(16)	(146)
Loans held for investment	37,806	39,764	(1,958)	(4.9)%	(1,173)	(785)
Total loans	38,144	40,264	(2,120)	(5.3)%	(1,189)	(931)
Total interest income	$40,785	$42,899	$(2,114)	(4.9)%	$(1,264)	$(850)
Interest expense:
Interest-bearing demand deposits	$1,040	$1,186	$(146)	(12.3)%	$(114)	$(32)
Money market and savings deposits	7,070	7,942	(872)	(11.0)%	(844)	(28)
Time deposits	7,113	7,454	(341)	(4.6)%	(408)	67
Total interest - bearing deposits	15,223	16,582	(1,359)	(8.2)%	(1,366)	7
Borrowings	1,293	1,568	(275)	(17.5)%	6	(281)
Subordinated debentures	994	1,049	(55)	(5.2)%	(52)	(3)
Total interest expense	17,510	19,199	(1,689)	(8.8)%	(1,412)	(277)
Net interest income differential	$23,275	$23,700	$(425)	(1.79)%	$148	$(573)
(1) Reflected on a tax-equivalent basis.
Interest income decreased $2.1 million quarter-over-quarter on a tax equivalent basis, driven by lower yields and average balances of interest earning assets. The yield on interest-earnings assets decreased 13 basis points and negatively impacted interest income by $1.3 million, while the average balance of interest earning assets decreased by $23.2 million, impacting interest income by $850 thousand.
Average total loans, excluding residential loans for sale, decreased $24.7 million. The largest driver was a $26.7 million decrease in the average balance of residential loans held for investment due to the sale of mortgages in the prior quarter, along with a decrease in average leases of $4.5 million, and a decrease in SBA loan average balances of $4.0 million. These decreases were partially offset by increases in construction, commercial loans, commercial real estate loans and home equity loans, which on a combined basis increased $11.3 million on average.
Interest expense decreased $1.7 million, quarter-over-quarter, due to a decline in the cost of deposits and borrowings. Interest expense on total deposits decreased $1.4 million, interest expense on borrowings decreased $275 thousand, and interest expense on subordinated debentures decreased by $55 thousand as well. During the period, interest-bearing checking accounts decreased $3.4 million, time deposits increased $11.3 million, while money market and savings deposit balances decreased $3.0 million on average. Borrowings decreased $21.5 million on average. On a rate basis, money market accounts and time deposits experienced a decrease in the cost, with the overall cost of deposits having declined 19 basis points.
Overall the net interest margin improved to 3.82%, compared to the prior quarter, as the decline in cost of funds offset the decline in yield on earning assets.

Provision for Credit Losses
The overall provision for credit losses for the first quarter increased $712 thousand to $4.0 million, from $3.3 million in the fourth quarter. The higher level of provision was largely due to a $373 thousand increase in net charge-offs, combined with an increase in the baseline ACL and qualitative reserve factors on certain loan portfolios.

Exhibit 99.1

Non-interest income
The following table presents the components of non-interest income for the periods indicated:

	Three Months Ended
(Dollars in thousands)	March 31, 2026	December 31, 2025	$ Change	% Change
Mortgage banking income	$4,528	$5,714	$(1,186)	(20.8)%
Wealth management income	1,729	1,679	50	3.0%
SBA loan income	150	1,285	(1,135)	(88.3)%
Earnings on investment in life insurance	272	248	24	9.7%
Net loss on sale of MSRs	(159)	(12)	(147)	1225.0%
Net loss on sale of loans	—	(184)	184	(100.0)%
Net change in the fair value of derivative instruments	(51)	197	(248)	(125.9)%
Net change in the fair value of loans held-for-sale	(380)	112	(492)	(439.3)%
Net change in the fair value of loans held-for-investment	(39)	86	(125)	(145.3)%
Net gain (loss) on hedging activity	18	(22)	40	(181.8)%
Net gain on sale of investments AFS	—	453	(453)	(100.0)%
Other	969	1,059	(90)	(8.5)%
Total non-interest income	$7,037	$10,615	$(3,578)	(33.7)%
Total non-interest income decreased $3.6 million, or 33.7%, quarter-over-quarter largely due to a $1.2 million decrease in mortgage banking income, and a $1.1 million decline in SBA loan income. Despite a quarter-over-quarter increase of 9 basis points in the margin on mortgage banking, mortgage loan sales decreased by $40.6 million, or 20% from the prior quarter, resulting in a lower level of mortgage banking income for the quarter-ended March 31, 2026. In addition, mortgage segment related fair value and derivative & hedging items declined in total by $701 thousand quarter-over-quarter.
SBA loan income decreased $1.1 million as the volume of SBA loans sold was down $14.1 million to $6.7 million, for the quarter-ended March 31, 2026 compared to the quarter-ended December 31, 2025, while the gross margin on SBA loan sales was 8.5% for the quarter-ended March 31, 2026 compared to 7.4% for the quarter-ended December 31, 2025.
In the prior quarter we recorded a gain on sale of investment securities of $453 thousand, which was not repeated in the quarter ended March 31, 2026. Other non-interest income was down $90 thousand from the prior quarter due to smaller declines in several accounts including ATM, wire transfer and other customer account fees.

Non-interest expense
The following table presents the components of non-interest expense for the periods indicated:

	Three Months Ended
(Dollars in thousands)	March 31, 2026	December 31, 2025	$ Change	% Change
Salaries and employee benefits	$12,386	$13,103	$(717)	(5.5)%
Occupancy and equipment	1,183	1,210	(27)	(2.2)%
Professional fees	974	1,076	(102)	(9.5)%
Data processing and software	1,973	1,981	(8)	(0.4)%
Advertising and promotion	692	944	(252)	(26.7)%
Pennsylvania bank shares tax	258	224	34	15.2%
Other	2,692	3,120	(428)	(13.7)%
Total non-interest expense	$20,158	$21,658	$(1,500)	(6.9)%
Salaries and benefits overall decreased $717 thousand, primarily due to the variable nature of the mortgage segment along with timing of certain incentive expense, in addition to lower incentive compensation within the banking and wealth management segments compared to the previous quarter-end. Advertising and promotion costs decreased $252 thousand, reflecting a decrease in business development efforts and special events since year-end. Furthermore, other expense decreased $428 thousand mainly because OREO related activities in the prior quarter did not recur in the quarter-ended March 31, 2026.

Exhibit 99.1

Balance Sheet - March 31, 2026 Compared to December 31, 2025
Total assets increased $17.3 million, or 0.7%, to $2.6 billion as of March 31, 2026 from $2.6 billion as of December 31, 2025.
Portfolio loans grew $15.0 million, or 0.7% quarter-over-quarter. This growth was generated from commercial & industrial loans which increased $15.4 million, or 3.6%, construction loans increased $12.8 million, or 3.9%, while commercial mortgage loans decreased $5.0 million, or 0.6%, and SBA loan balances decreased $5.3 million, or 3.8%. Lease financings also decreased $4.7 million, or 10.2% from December 31, 2025, partially offsetting the above noted loan growth.
Total deposits increased $11.8 million, or 0.5% quarter-over-quarter, led by an increase of $13.8 million in interest-bearing deposits. Money market accounts and savings accounts decreased a combined $9.8 million, non-interest bearing accounts decreased $1.9 million or 0.8%, while interest bearing demand deposits decreased $209 thousand. While borrowings increased $3.5 million, or 3.0% quarter-over-quarter.
Total stockholders’ equity increased by $3.2 million from December 31, 2025, to $202.9 million as of March 31, 2026. Changes to equity for the quarter included net income of $4.7 million, an increase of $424 thousand in other comprehensive income, partially offset by dividends paid of $1.7 million. The Community Bank Leverage Ratio for the Bank was 9.69% at March 31, 2026.

Asset Quality Summary
Non-performing loans increased $656 thousand, to $55.7 million at March 31, 2026 compared to $55.1 million at December 31, 2025, with increases coming from commercial mortgage, land development, and commercial non-performing loans, partially offset by a decrease in non-performing SBA loans, residential mortgage loans, and construction loans. Of the total non-performing loans, $23.9 million were SBA loans, with $12.9 million, or 54.0%, guaranteed by the SBA. The SBA portfolio was subject to the Fed's rapid rate increase with slightly more than half, 53.7%, of total non-performing SBA loans having been originated in 2020-2021 when rates were lower by over 500 basis points. Despite these changes in non-performing loans, the ratio of non-performing loans to total loans as of March 31, 2026 was unchanged from December 31, 2025 at 2.50%. The ratio of non-performing loans to total loans, excluding the guaranteed portion of the SBA portfolio was 1.92%. As of March 31, 2026 there were specific reserves of $2.8 million against individually evaluated loans, a decrease of $613 thousand from the level of specific reserves as of December 31, 2025.
Net charge-offs increased to $3.9 million, or 0.18% of total average loans for the quarter ended March 31, 2026, compared to net charge-offs of $3.5 million, or 0.16%, for the quarter ended December 31, 2025. First quarter charge-offs consisted of $2.5 million in SBA loans, $149 thousand in commercial loans, $856 thousand in finance receivables, and $745 thousand of small ticket equipment leases. Partially offsetting first quarter charge-offs were recoveries of $407 thousand, mainly related to leases.
The ratio of allowance for credit losses to total loans held for investment was 1.00% as of March 31, 2026, consistent with the 1.00% reported as of December 31, 2025, due to the increase in provision for credit losses discussed above, combined with portfolio loan growth being below 1% for the current quarter.

About Meridian Corporation
Meridian Bank, the wholly owned subsidiary of Meridian Corporation, is an innovative community bank serving Pennsylvania, New Jersey, Delaware, Maryland, and Florida. Through its 17 offices, including banking branches and mortgage locations, Meridian offers a full suite of financial products and services. Meridian specializes in business and industrial lending, retail and commercial real estate lending, electronic payments, and wealth management solutions through Meridian Wealth Partners. Meridian also offers a broad menu of high-yield depository products supported by robust online and mobile access. For additional information, visit our website at www.meridianbanker.com. Member FDIC.

Exhibit 99.1
“Safe Harbor” Statement
In addition to historical information, this press release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Meridian Corporation’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Meridian Corporation’s control). Numerous competitive, economic, regulatory, legal and technological factors, risks and uncertainties that could cause actual results to differ materially include, without limitation, credit losses and the credit risk of our commercial and consumer loan products; changes in the level of charge-offs and changes in estimates of the adequacy of the allowance for credit losses, or ACL; cyber-security concerns; rapid technological developments and changes; increased competitive pressures; changes in spreads on interest-earning assets and interest-bearing liabilities; changes in general economic conditions and conditions within the securities markets; escalating tariff and other trade policies and the resulting impacts on market volatility and global trade; the impact of uncertain or changing political conditions or any current or future federal government shutdown and uncertainty regarding the federal government's debt limit; unanticipated changes in our liquidity position; unanticipated changes in regulatory and governmental policies impacting interest rates and financial markets; legislation affecting the financial services industry as a whole, and Meridian Corporation, in particular; changes in accounting policies, practices or guidance; developments affecting the industry and the soundness of financial institutions and further disruption to the economy and U.S. banking system; among others, could cause Meridian Corporation’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. Meridian Corporation cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Meridian Corporation’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2025 and subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Meridian Corporation does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Meridian Corporation or by or on behalf of Meridian Bank.

Exhibit 99.1
MERIDIAN CORPORATION AND SUBSIDIARIES
FINANCIAL RATIOS (Unaudited)
(Dollar amounts and shares in thousands, except per share amounts)

	Three Months Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Earnings and Per Share Data:
Net income	$4,714	$7,186	$6,659	$5,592	$2,399
Basic earnings per common share	$0.40	$0.62	$0.59	$0.50	$0.21
Diluted earnings per common share	$0.39	$0.61	$0.58	$0.49	$0.21
Common shares outstanding	11,874	11,826	11,517	11,297	11,285

Performance Ratios:
Return on average assets (2)	0.74%	1.10%	1.04%	0.90%	0.40%
Return on average equity (2)	9.44	14.79	14.42	12.68	5.57
Net interest margin (tax-equivalent) (2)	3.82	3.77	3.77	3.54	3.46
Yield on earning assets (tax-equivalent) (2)	6.69	6.82	7.01	6.89	6.83
Cost of funds (2)	3.04	3.23	3.42	3.52	3.56
Efficiency ratio	66.66%	63.25%	65.15%	65.82%	69.16%

Asset Quality Ratios:
Net charge-offs (recoveries) to average loans	0.18%	0.16%	0.09%	0.17%	0.14%
Non-performing loans to total loans	2.50	2.50	2.53	2.35	2.49
Non-performing assets to total assets	2.39	2.38	2.32	2.14	2.07
Allowance for credit losses to:
Total loans and other finance receivables	0.99	0.99	1.01	0.99	1.01
Total loans and other finance receivables (excluding loans at fair value) (1)	1.00	1.00	1.01	1.00	1.01
Non-performing loans	38.81%	39.18%	39.37%	41.26%	39.63%

Capital Ratios:
Book value per common share	$17.09	$16.89	$16.33	$15.76	$15.38
Tangible book value per common share	$16.80	$16.59	$16.02	$15.44	$15.06
Total equity/Total assets	7.87%	7.80%	7.40%	7.09%	6.86%
Tangible common equity/Tangible assets - Corporation (1)	7.75	7.67	7.27	6.96	6.73
Tangible common equity/Tangible assets - Bank (1)	9.47	9.41	9.16	8.96	8.61
Tier 1 leverage ratio - Bank	9.69	9.50	9.41	9.32	9.30
Common tier 1 risk-based capital ratio - Bank	10.63	10.66	10.52	10.53	10.15
Tier 1 risk-based capital ratio - Bank	10.63	10.66	10.52	10.53	10.15
Total risk-based capital ratio - Bank	11.64%	11.65%	11.54%	11.54%	11.14%
(1) See Non-GAAP reconciliation in the Appendix
(2) Annualized

Exhibit 99.1
MERIDIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollar amounts and shares in thousands, except per share amounts)

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
Interest income:
Loans and other finance receivables, including fees	$38,144	$40,264	$36,549
Securities - taxable	1,847	1,891	1,693
Securities - tax-exempt	323	323	313
Cash and cash equivalents	398	348	613
Total interest income	40,712	42,826	39,168
Interest expense:
Deposits	15,223	16,582	16,868
Borrowings and subordinated debentures	2,287	2,617	2,524
Total interest expense	17,510	19,199	19,392
Net interest income	23,202	23,627	19,776
Provision for credit losses	3,999	3,287	5,212
Net interest income after provision for credit losses	19,203	20,340	14,564
Non-interest income:
Mortgage banking income	4,528	5,714	3,393
Wealth management income	1,729	1,679	1,535
SBA loan income	150	1,285	748
Earnings on investment in life insurance	272	248	222
Net loss on sale of MSRs	(159)	(12)	(52)
Net loss on sale of loans	—	(184)	—
Net change in the fair value of derivative instruments	(51)	197	149
Net change in the fair value of loans held-for-sale	(380)	112	102
Net change in the fair value of loans held-for-investment	(39)	86	170
Net gain (loss) on hedging activity	18	(22)	21
Net gain on sale of investments AFS	—	453	—
Other	969	1,059	1,036
Total non-interest income	7,037	10,615	7,324
Non-interest expense:
Salaries and employee benefits	12,386	13,103	11,385
Occupancy and equipment	1,183	1,210	1,338
Professional fees	974	1,076	763
Data processing and software	1,973	1,981	1,479
Advertising and promotion	692	944	779
Pennsylvania bank shares tax	258	224	269
Other	2,692	3,120	2,730
Total non-interest expense	20,158	21,658	18,743
Income before income taxes	6,082	9,297	3,145
Income tax expense	1,368	2,111	746
Net income	$4,714	$7,186	$2,399

Basic earnings per common share	$0.40	$0.62	$0.21
Diluted earnings per common share	$0.39	$0.61	$0.21

Basic weighted average shares outstanding	11,811	11,543	11,205
Diluted weighted average shares outstanding	12,153	11,771	11,446

Exhibit 99.1
MERIDIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION (Unaudited)
(Dollar amounts and shares in thousands, except per share amounts)

	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Assets:
Cash and due from banks	$12,458	$10,358	$12,605	$20,604	$16,976
Interest-bearing deposits at other banks	15,811	25,420	27,384	29,570	113,620
Federal funds sold	—	—	—	—	629
Cash and cash equivalents	28,269	35,778	39,989	50,174	131,225
Securities available-for-sale, at fair value	196,012	193,457	194,268	187,902	185,221
Securities held-to-maturity, at amortized cost	32,494	32,544	32,593	32,642	32,720
Equity investments	2,137	2,166	2,150	2,130	2,126
Mortgage loans held for sale, at fair value	38,960	33,762	28,016	44,078	28,047
Loans and other finance receivables, net of fees and costs	2,185,442	2,170,600	2,162,845	2,108,250	2,071,675
Allowance for credit losses	(21,625)	(21,573)	(21,794)	(20,851)	(20,827)
Loans and other finance receivables, net of the allowance for credit losses	2,163,817	2,149,027	2,141,051	2,087,399	2,050,848
Restricted investment in bank stock	7,699	7,811	8,350	9,162	8,369
Bank premises and equipment, net	12,298	12,402	12,413	12,320	12,028
Bank owned life insurance	30,959	30,687	30,421	30,175	29,935
Accrued interest receivable	11,015	10,724	10,944	10,334	10,345
OREO and other repossessed assets	6,009	5,997	3,714	3,148	249
Deferred income taxes	4,548	4,215	4,989	5,314	5,136
Servicing assets	3,694	3,932	3,845	3,658	4,284
Goodwill	899	899	899	899	899
Intangible assets	2,512	2,563	2,614	2,665	2,716
Other assets	37,967	36,031	24,874	28,938	24,740
Total assets	$2,579,289	$2,561,995	$2,541,130	$2,510,938	$2,528,888

Liabilities:
Deposits:
Non-interest bearing	$243,458	$245,377	$239,614	$237,042	$323,485
Interest bearing:
Interest checking	157,151	157,360	151,973	173,865	161,055
Money market and savings deposits	1,013,533	1,023,290	996,126	956,448	947,795
Time deposits	755,818	732,101	743,403	743,019	696,407
Total interest-bearing deposits	1,926,502	1,912,751	1,891,502	1,873,332	1,805,257
Total deposits	2,169,960	2,158,128	2,131,116	2,110,374	2,128,742
Borrowings	120,838	117,338	137,265	138,965	139,590
Subordinated debentures	49,675	49,853	49,822	49,792	49,761
Accrued interest payable	6,620	6,531	7,095	7,059	7,404
Other liabilities	29,263	30,429	27,803	26,728	29,823
Total liabilities	2,376,356	2,362,279	2,353,101	2,332,918	2,355,320

Stockholders’ equity:
Common stock	13,882	13,830	13,521	13,300	13,288
Surplus	90,885	90,352	85,122	82,184	82,026
Treasury stock	(26,079)	(26,079)	(26,079)	(26,079)	(26,079)
Unearned common stock held by ESOP	(1,232)	(1,232)	(1,006)	(1,006)	(1,006)
Retained earnings	131,180	128,124	122,376	117,132	112,952
Accumulated other comprehensive loss	(5,703)	(5,279)	(5,905)	(7,511)	(7,613)
Total stockholders’ equity	202,933	199,716	188,029	178,020	173,568
Total liabilities and stockholders’ equity	$2,579,289	$2,561,995	$2,541,130	$2,510,938	$2,528,888

Exhibit 99.1
MERIDIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SEGMENT INFORMATION (Unaudited)
(Dollar amounts and shares in thousands, except per share amounts)

	Three Months Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Interest income	$40,712	$42,826	$43,109	$41,211	$39,168
Interest expense	17,510	19,199	19,993	20,052	19,392
Net interest income	23,202	23,627	23,116	21,159	19,776
Provision for credit losses	3,999	3,287	2,850	3,803	5,212
Non-interest income	7,037	10,615	9,953	11,288	7,324
Non-interest expense	20,158	21,658	21,546	21,357	18,743
Income before income tax expense	6,082	9,297	8,673	7,287	3,145
Income tax expense	1,368	2,111	2,014	1,695	746
Net Income	$4,714	$7,186	$6,659	$5,592	$2,399

Basic weighted average shares outstanding	11,811	11,543	11,325	11,228	11,205
Basic earnings per common share	$0.40	$0.62	$0.59	$0.50	$0.21

Diluted weighted average shares outstanding	12,153	11,771	11,540	11,392	11,446
Diluted earnings per common share	$0.39	$0.61	$0.58	$0.49	$0.21

	Segment Information
	Three Months Ended March 31, 2026				Three Months Ended March 31, 2025
(dollars in thousands)	Bank	Wealth	Mortgage	Total	Bank	Wealth	Mortgage	Total
Net interest income	$23,072	$60	$70	$23,202	$19,706	$9	$61	$19,776
Provision for credit losses	3,999	—	—	3,999	5,212	—	—	5,212
Net interest income after provision	19,073	60	70	19,203	14,494	9	61	14,564
Non-interest income	1,398	1,729	3,910	7,037	1,912	1,535	3,877	7,324
Non-interest expense	13,957	978	5,223	20,158	12,758	818	5,167	18,743
Income before income taxes	$6,514	$811	$(1,243)	$6,082	$3,648	$726	$(1,229)	$3,145
Efficiency ratio	57%	55%	131%	67%	59%	53%	131%	69%

MERIDIAN CORPORATION AND SUBSIDIARIES
APPENDIX: NON-GAAP MEASURES (Unaudited)
(Dollar amounts and shares in thousands, except per share amounts)
Meridian believes that non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts. The non-GAAP disclosure have limitations as an analytical tool, should not be viewed as a substitute for performance and financial condition measures determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of Meridian’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	Pre-Provision Net Revenue Reconciliation
	Three Months Ended
(Dollars in thousands, except per share data, Unaudited)	March 31, 2026	December 31, 2025	March 31, 2025
Income before income tax expense	$6,082	$9,297	$3,145
Provision for credit losses	3,999	3,287	5,212
Pre-provision net revenue	$10,081	$12,584	$8,357

	Pre-Provision Net Revenue Reconciliation
	Three Months Ended
(Dollars in thousands, except per share data, Unaudited)	March 31, 2026	December 31, 2025	March 31, 2025
Bank	$10,513	$11,771	$8,860
Wealth	811	493	726
Mortgage	(1,243)	320	(1,229)
Pre-provision net revenue	$10,081	$12,584	$8,357

	Allowance For Credit Losses (ACL) to Loans and Other Finance Receivables, Excluding Loans at Fair Value
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Allowance for credit losses (GAAP)	$21,625	$21,573	$21,794	$20,851	$20,827

Loans and other finance receivables (GAAP)	2,185,442	2,170,600	2,162,845	2,108,250	2,071,675
Less: Loans at fair value	(14,090)	(14,396)	(14,454)	(14,541)	(14,182)
Loans and other finance receivables, excluding loans at fair value (non-GAAP)	$2,171,352	$2,156,204	$2,148,391	$2,093,709	$2,057,493

ACL to loans and other finance receivables (GAAP)	0.99%	0.99%	1.01%	0.99%	1.01%
ACL to loans and other finance receivables, excluding loans at fair value (non-GAAP)	1.00%	1.00%	1.01%	1.00%	1.01%

	Tangible Common Equity Ratio Reconciliation - Corporation
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Total stockholders' equity (GAAP)	$202,933	$199,716	$188,029	$178,020	$173,568
Less: Goodwill and intangible assets	(3,411)	(3,462)	(3,513)	(3,564)	(3,615)
Tangible common equity (non-GAAP)	199,522	196,254	184,516	174,456	169,953

Total assets (GAAP)	2,579,289	2,561,995	2,541,130	2,510,938	2,528,888
Less: Goodwill and intangible assets	(3,411)	(3,462)	(3,513)	(3,564)	(3,615)
Tangible assets (non-GAAP)	$2,575,878	$2,558,533	$2,537,617	$2,507,374	$2,525,273
Tangible common equity to tangible assets ratio - Corporation (non-GAAP)	7.75%	7.67%	7.27%	6.96%	6.73%

	Tangible Common Equity Ratio Reconciliation - Bank
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Total stockholders' equity (GAAP)	$247,329	$244,064	$236,038	$228,127	$220,768
Less: Goodwill and intangible assets	(3,411)	(3,462)	(3,513)	(3,564)	(3,615)
Tangible common equity (non-GAAP)	243,918	240,602	232,525	224,563	217,153

Total assets (GAAP)	2,577,843	2,560,485	2,541,395	2,510,684	2,525,029
Less: Goodwill and intangible assets	(3,411)	(3,462)	(3,513)	(3,564)	(3,615)
Tangible assets (non-GAAP)	$2,574,432	$2,557,023	$2,537,882	$2,507,120	$2,521,414
Tangible common equity to tangible assets ratio - Bank (non-GAAP)	9.47%	9.41%	9.16%	8.96%	8.61%

	Tangible Book Value Reconciliation
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Book value per common share	$17.09	$16.89	$16.33	$15.76	$15.38
Less: Impact of goodwill /intangible assets	0.29	0.30	0.31	0.32	0.32
Tangible book value per common share	$16.80	$16.59	$16.02	$15.44	$15.06